Exhibit 99.1
FOR IMMEDIATE RELEASE
CLEARWIRE INTRODUCES ITS FIRST HIGH-SPEED
WIRELESS PC CARD
The Clearwire pc card Brings “True Broadband”™ Experience to
People on the Go
KIRKLAND, Wash. — Oct. 17, 2007 — Clearwire Corporation (NASDAQ: CLWR) announced today the availability of the first Clearwire pc card through all of its distribution channels in its markets across the United States. Based on Clearwire’s guiding principles of simplicity, reliability, high speed and affordability the Clearwire pc card delivers a “True Broadband” ™ experience unlike any other pc card available in the market place today.
“Building on the success of our residential broadband services, the Clearwire pc card offers consumers, business and enterprise customers the ability to experience all that the Internet has to offer while they are on the go anywhere within our coverage area” said Ben Wolff, Clearwire chief executive officer. “As our coverage area continues to expand, the Clearwire pc card is ideal for the majority of the population that spends most of their time in their local communities. Utilizing Motorola’s pre-WiMAX OFDM technology coupled with more total spectrum devoted solely to data services in the markets in which we operate than any other carrier in the US enables the Clearwire pc card to deliver a unique user experience.”
The Clearwire pc card expands the company’s product portfolio to provide a personal broadband experience with greater portability through a smaller device, requiring only the power provided by the customer’s laptop or notebook computer. Utilizing Clearwire’s own broadband wireless network, the Clearwire pc card is designed to provide consumers a consistent user experience of up to 1.5 Mbps resulting in a smooth, seamless, robust Internet experience.
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The Clearwire pc card is currently available in all Clearwire markets nationwide through Clearwire retail locations, as well with the company’s authorized local retailers and national partners, Best Buy and Circuit City. Customers can also purchase the Clearwire pc card online at www.clearwire.com or by calling 1-888-CLEARWIRE. Service plans for the Clearwire pc card start at $59.99 a month with a pc card lease fee of $6.99 a month.
About Clearwire
Clearwire, founded in October 2003 by telecom pioneer Craig O. McCaw, is a provider of simple, fast, portable and reliable wireless high-speed Internet service. Clearwire customers connect to the Internet using licensed spectrum, thus eliminating the confines of traditional cable or phone lines. Headquartered in Kirkland, Wash., the company launched its first market in August 2004 and now offers service in 16 states across the U.S. as well as in Europe and Mexico. For more information, visit www.clearwire.com.
Forward Looking Statements
This release contains forward-looking statements which are based on current expectations and beliefs, as well as on a number of assumptions concerning future events made with information that is currently available. Forward-looking statements may include, without limitation, the Company’s expectations regarding: future financial and operating performance and financial condition; plans, objectives and strategies; product development; industry conditions; the strength of its balance sheet; and liquidity and financing needs. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of Clearwire’s control, which could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please refer to Clearwire’s filings with the Securities and Exchange Commission, including the information under the headings “Risk Factors” and “Forward-Looking Statements” in our Form 10-Q filed on August 9, 2007. Clearwire assumes no obligation to update or supplement such forward-looking statements.
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Contact:
Helen Chung
Clearwire
425-216-4551
helen.chung@clearwire.com
Lisa Thogmartin
Ketchum
415-984-6211
lisa.thogmartin@ketchum.com